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                                                                    EXHIBIT 99.1

NEWS RELEASE                                             GROUP 1 AUTOMOTIVE, INC

                                     950 Echo Lane, Suite 100 Houston, TX  77024

--------------------------------------------------------------------------------------------------------
AT GROUP 1:             Chairman, President and CEO        B.B. Hollingsworth, Jr.     (713) 647-5700
                        Manager, Investor                  Kim Paper Canning           (713) 647-5700
                        Relations

AT Fleishman-Hillard:   Investors/Media                    Russell A. Johnson          (713) 513-9515
--------------------------------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
THURSDAY, APRIL 29, 2004

                GROUP 1 AUTOMOTIVE REPORTS FIRST-QUARTER EARNINGS

             COMPANY REAFFIRMS 2004 GUIDANCE; NEW FRANCHISE ACQUIRED

HOUSTON, APRIL 29, 2004--GROUP 1 AUTOMOTIVE, INC. (NYSE: GPI), a Fortune 500 specialty retailer, today reported first-quarter net income of $10.5 million, or $0.45 per diluted share. This includes an after-tax charge of $4.0 million, or $0.17 per diluted share, resulting from the previously announced redemption of the company's 10 7/8% senior subordinated notes in March 2004. Revenues for the quarter were $1.1 billion.

FIRST-QUARTER HIGHLIGHTS:
o   NEW VEHICLE REVENUES INCREASED 13.8 PERCENT
o   PARTS & SERVICE REVENUES GREW 11.6 PERCENT
o   GROSS PROFIT INCREASED TO $183.4 MILLION FROM $169.4 MILLION
o   SAME STORE REVENUES INCREASED 5.7 PERCENT

------------------------------------------------------------------------
                 SUMMARY RESULTS OF OPERATIONS (UNAUDITED)
                  (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                          THREE MONTHS ENDED
                                                MARCH 31,
                               -----------------------------------------
                                      2004                  2003
                               -------------------   -------------------
    REVENUES                      $   1,147.0           $  1,029.8
    GROSS PROFIT                  $     183.4           $    169.4
    INCOME FROM OPERATIONS        $      32.7           $     31.4
    NET INCOME                    $      10.5           $     14.8
    DILUTED EARNINGS PER SHARE    $      0.45           $     0.64
------------------------------------------------------------------------

RESULTS FOR THE FIRST QUARTER

During the first quarter, revenues grew 11.4 percent to $1.1 billion from $1.0 billion during the same period last year. Same store revenues increased 5.7 percent, compared with a 7.8 percent decrease in the first quarter of 2003.

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GROUP 1 AUTOMOTIVE, INC.
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"We delivered a second consecutive quarter of same store growth reflecting our continued focus on improving operations and the benefits of an improving used vehicle market," said B.B. Hollingsworth Jr., Group 1's chairman, president and chief executive officer.

Hollingsworth noted that from a brand standpoint Acura, Lexus, Infiniti and Nissan were among the strongest performers. "We had outstanding performances from our New Mexico and Central Texas platforms, and continued weak performance in Atlanta," he added.

New vehicle revenues grew 13.8 percent on a unit sales increase of 10.2 percent. Used vehicle retail revenues increased 2.4 percent on unit sales that were 0.8 percent lower. Parts and service and finance and insurance revenues grew 11.6 percent and 3.8 percent, respectively. Gross margin for the quarter was 16.0 percent compared with 16.5 percent during the year-ago period, primarily due to new vehicle sales growing more rapidly than higher-margin parts and service and finance and insurance businesses.

Income from operations was $32.7 million versus $31.4 million, a 4.2 percent increase. Operating margin was 2.8 percent compared with 3.0 percent during the year-ago period.

The company incurred an after-tax charge of $4.0 million, or $0.17 per diluted share, in association with the previously announced redemption of all of its 10 7/8% senior subordinated notes on March 1, 2004.

Net income decreased to $10.5 million from $14.8 million, and diluted average shares outstanding increased 1.6 percent to 23.4 million shares. Diluted earnings per share were $0.45, including the $0.17 negative impact from the notes redemption, compared with $0.64 a year ago.

ACQUISITION UPDATE

In March 2004, the company completed the acquisition of a new Toyota franchise in Boston. This franchise became the third Toyota dealership for the Ira Motor Group and is expected to generate annual revenues of $55 million. The dealership will sell Scion vehicles in addition to Toyota.

MANAGEMENT'S OUTLOOK

Group 1 anticipates growth in the new vehicle, used vehicle, and parts and service markets during the second quarter, as there appear to be signs of a recovery in the used vehicle market, as well as an increase in manufacturers' incentives driving new vehicle sales. The company reaffirmed its FY2004 earnings guidance of $3.20 to $3.40 per diluted share excluding future acquisitions and the $0.17 per diluted share impact of the March 2004 notes redemption. This equates to $3.03 to $3.23 per diluted share excluding future acquisitions and including the redemption impact.

The company continues to seek strategic tuck-in acquisitions to augment its current markets, as well as platform acquisitions to enter new markets. Including the $315 million revenues acquired during the first quarter, the company is targeting to add dealerships with aggregate annual revenues of approximately $1 billion in 2004.

Hollingsworth stated, "Our acquisition pipeline continues to contain attractive, qualified candidates that fit our stringent criteria."

FIRST-QUARTER CONFERENCE CALL

Group 1 will hold a conference call to discuss the first-quarter results at 10 a.m. EDT on Thursday, April 29, 2004. The call can be accessed live and will be available for replay over the Internet at www.vcall.com, or through Group 1's Web site, www.group1auto.com, for 30 days. In addition, an updated slide presentation will be available on Group 1's Web site.

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GROUP 1 AUTOMOTIVE, INC.
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ABOUT GROUP 1 AUTOMOTIVE, INC.

Group 1 currently owns 83 automotive dealerships comprised of 123 franchises, 30 brands, and 30 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Jersey, New Mexico, Oklahoma and Texas. Through its dealerships and Internet sites, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

     GROUP 1 AUTOMOTIVE CAN BE REACHED ON THE INTERNET AT www.group1auto.com


This press release contains "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements include statements regarding our plans, goals, beliefs or current expectations, including those plans, goals, beliefs and expectations of our officers and directors with respect to, among other things:

    o   earnings per share for the year ending 2004

    o   the completion of future acquisitions

    o   operating cash flows and availability of capital

    o changes in sales volumes in the new and used retail vehicle and parts and service markets

    o business trends, including incentives, new vehicle sales, product cycles and interest rates

    o   addition of new brands

    o   dealership operating performance

    o   revenues of acquired dealerships

Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may differ materially from anticipated results in the forward-looking statements for a number of reasons, including:

    o the future economic environment, including consumer confidence, interest rates, the level of manufacturer incentives and the availability of consumer credit may affect the demand for new and used vehicles and parts and service sales

    o the effect of adverse international developments such as war, terrorism, political conflicts or other hostilities

    o   regulatory environment, adverse legislation, or unexpected litigation

    o our principal automobile manufacturers, especially Toyota/Lexus, Ford, DaimlerChrysler, General Motors and Nissan/Infiniti, may not continue to produce or make available to us vehicles that are in high demand by our customers

    o requirements imposed on us by our manufacturers may affect our acquisitions and capital expenditures related to our dealership facilities

    o our dealership operations may not perform at expected levels or achieve expected improvements

    o we may not achieve expected future cost savings and our future costs could be higher than we expected

    o available capital resources and various debt agreements may limit our ability to complete acquisitions, complete construction of new or expanded facilities or repurchase shares

    o   our cost of financing could increase significantly

    o new accounting standards could materially impact our reported earnings per share

    o we may not complete additional acquisitions or the pace of acquisitions may change

    o   we may not be able to adjust our cost structure

    o    we may lose key personnel

    o competition in our industry may impact our operations or our ability to complete acquisitions

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GROUP 1 AUTOMOTIVE, INC.
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    o   we may not achieve expected sales volumes from the franchises granted to us

    o   insurance costs could increase significantly

    o we may not obtain inventory of new and used vehicles and parts, including imported inventory, at the cost or in the volume we expect


This information and additional factors that could affect our operating results and performance are described in our Form 10-K, set forth under the headings "Business-Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." We urge you to carefully consider those factors.

All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement.

                           FINANCIAL TABLES TO FOLLOW


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                            GROUP 1 AUTOMOTIVE, INC.
                            STATEMENTS OF OPERATIONS
          (UNAUDITED) (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               THREE MONTHS ENDED
                                                    MARCH 31,
                                               --------------------
                                                 2004       2003
                                               ---------   --------
REVENUES:
New vehicle retail sales                       $675,977    $593,754
Used vehicle retail sales                       230,655     225,198
Used vehicle wholesale sales                     76,191      61,004
Parts & service sales                           124,020     111,113
Retail finance fees                              15,562      15,179
Vehicle service contract fees                    15,546      15,198
Other F&I revenues, net                           9,076       8,345
                                               ---------   --------
     Total revenues                            1,147,027   1,029,791

COST OF SALES:
New vehicle retail sales                        628,084     551,029
Used vehicle retail sales                       202,085     197,058
Used vehicle wholesale sales                     77,171      62,799
Parts & service sales                            56,259      49,457
                                               ---------   --------
     Total cost of sales                        963,599     860,343

Gross Profit                                    183,428     169,448

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES                                      146,664     134,838

DEPRECIATION AND AMORTIZATION EXPENSE             4,088       3,250
                                               ---------   --------

Income from operations                           32,676      31,360

OTHER INCOME (EXPENSE):
Floorplan interest expense                       (4,639)     (5,447)
Other interest expense, net                      (4,840)     (2,369)
Loss on redemption of senior subordinated
  notes                                          (6,381)          -
Other expense, net                                  (24)        (26)
                                               ---------   --------

INCOME BEFORE INCOME TAXES                       16,792      23,518

PROVISION FOR INCOME TAXES                        6,305       8,702
                                               ---------   --------

NET INCOME                                      $10,487     $14,816
                                               =========   ========

Basic earnings per share                          $0.47       $0.66
Diluted earnings per share                        $0.45       $0.64

Weighted average shares outstanding:
     Basic                                   22,523,499  22,363,602
     Diluted                                 23,389,805  23,010,648

OTHER DATA:
Gross margin                                      16.0%       16.5%
Operating margin                                   2.8%        3.0%
Pretax income margin                               1.5%        2.3%
Same store revenues                                5.7%       (7.8)%
Manufacturer floorplan assistance                $6,699      $5,850

Retail new vehicles sold                         24,432      22,177
Retail used vehicles sold                        16,186      16,312
                                               ---------   --------
     Total retail sales                          40,618      38,489
                                               ---------   --------

Wholesale used vehicles sold                     10,790      10,097

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                            GROUP 1 AUTOMOTIVE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                              MARCH 31,         DECEMBER 31,
                                                 2004              2003
                                            ---------------    --------------
                                             (unaudited)         (audited)
ASSETS:
Current assets:

  Cash                                           $32,315           $25,441
  Contracts-in-transit and vehicle
    receivables                                  140,406           143,260

  Inventories                                    766,937           671,279
  Other assets                                    89,290            90,943
                                          ---------------    --------------
     Total current assets                      1,028,948           930,923
                                          ---------------    --------------

Property and equipment                           144,163           131,647
Intangible assets                                433,521           390,867
Investments and deferred costs from
insurance and vehicle                                               28,263
  service contract sales                          27,214
Other assets                                       6,142             6,465
                                          ---------------    --------------
     Total assets                             $1,639,988        $1,488,165
                                          ===============    ==============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Floorplan notes payable                       $709,977          $493,568
  Other interest-bearing liabilities                 895               910
  Accounts payable and accrued expenses          162,269           159,915
                                          ---------------    --------------
     Total current liabilities                   873,141           654,393
                                          ---------------    --------------

Debt                                             156,951           230,178
Other liabilities                                 45,442            44,730
                                          ---------------    --------------
     Total liabilities before deferred
       revenues                                1,075,534           929,301
                                          ---------------    --------------

Deferred revenues                                 37,852            40,755
Stockholders' equity                             526,602           518,109
                                          ---------------    --------------
     Total liabilities and stockholders'
       equity                                 $1,639,988        $1,488,165
                                          ===============    ==============

OTHER DATA:

Working capital                                 $155,807          $276,530

Current ratio                                       1.18              1.42

Long-term debt to capitalization                     23%               31%

Last 12 months return on average equity              14%               16%

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                            GROUP 1 AUTOMOTIVE, INC.
                      FIRST-QUARTER ADDITIONAL INFORMATION
                                   (UNAUDITED)
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
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX         1Q 2004      1Q 2003
------------------------------------------  -----------  -----------
Oklahoma                                       12.7%        13.0%
Houston                                        12.5         13.2
New England                                    12.5         12.3
California                                     12.1         12.2
Central Texas                                   7.7          7.7
New Orleans                                     7.2          6.5
West Texas                                      7.2          7.4
Florida                                         6.7          8.2
Dallas                                          6.1          5.9
Atlanta                                         5.7          6.0
Beaumont                                        3.0          3.3
New Mexico                                      3.0          3.1
New Jersey                                      2.4          -
Denver                                          1.2          1.2
                                                ---          ---
      Total                                   100.0%       100.0%


NEW VEHICLE UNIT SALES BRAND MIX              1Q 2004      1Q 2003
------------------------------------------  -----------  -----------
Toyota/Lexus                                   26.9%        25.3%
Ford                                           22.7         26.5
DaimlerChrysler                                13.2         11.6
Nissan/Infiniti                                11.6          9.9
GM                                             10.6          9.6
Honda/Acura                                    10.3         10.8
Other                                           4.7          6.3
                                                ---          ---
      Total                                   100.0%       100.0%

% from Luxury Brands                           12.1%        11.2%

Car/Truck Mix                               41.7%/58.3%  43.0%/57.0%

Domestic / Imports Mix                      44.6%/55.4%  46.2%/53.8%


INDIVIDUAL PRODUCT DATA                       1Q 2004      1Q 2003
------------------------------------------  -----------  -----------
New vehicle retail gross margin                 7.1%         7.2%
New vehicle gross profit per retail unit      $1,960       $1,927

Retail used vehicle gross margin               12.0%        11.7%
Used vehicle gross profit per retail unit     $1,705       $1,615

Parts & service gross margin                   54.6%        55.5%

Finance & insurance revenues, net per
  retail unit                                   $989       $1,006


SAME STORE REVENUES                           1Q 2004      1Q 2003
------------------------------------------  -----------  -----------
New vehicle retail sales                        7.3%      (10.3)%
Used vehicle retail sales                     (2.0)%       (8.9)%
Used vehicle wholesale sales                   19.9%         3.0%
Parts & service sales                           6.9%         3.5%
Finance & insurance revenues, net             (1.6)%       (5.9)%
Total revenues                                  5.7%       (7.8)%


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